CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Hancock Horizon Government Money Market Fund, Hancock Horizon Core Bond Fund, Hancock Horizon Value Fund, Hancock Horizon Growth Fund, Hancock Horizon Burkenroad Small Cap Fund, Hancock Horizon Quantitative Long/Short Fund, Hancock Horizon Diversified International Fund, Hancock Horizon Louisiana Tax-Free Income Fund, Hancock Horizon Mississippi Tax-Free Income Fund and Hancock Diversified Income Fund and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 150 to File No. 033-50718; Amendment No. 152 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our report dated March 29, 2013, included in the 2013 Annual Report to shareholders.


                                                           /s/ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
May 31, 2013